[DESCRIPTION]Matters submitted to a vote of security holders

On June 16, 1999, the Fund held a special meeting of its shareholders for the purpose of approving new investment advisory and sub-advisory agreements, in addition to certain other matters. This meeting was prompted by the acquisition of Transamerica Corporation, the parent company of the Fund's investment adviser, Transamerica Occidental Life Insurance Company, and the Fund's sub-adviser, Transamerica Investment Services, Inc., by AEGON, N.V., a Dutch insurance company. This acquisition occurred on July 21, 1999, at which time the new investment advisory and sub-advisory agreements became effective.

The following are the proposals that were presented to the shareholders and the results of the votes:

					GROWTH PORTFOLIO		MONEY MARKET PORTFOLIO

					FOR	AGAINST	ABSTAIN		FOR 	AGAINST	ABSTAIN

1. To approve the new investment
advisory agreement between the
Portfolio and Transamerica
Occidental Life Insurance
Company.				2,924,687   18,990   373,084     9,623,737   106,338   804,600


2. To approve the new investment
sub-advisory agreement, relating
to the Portfolio, between
Transamerica Occidental Life
Insurance Company and
Transamerica Investment
Services, Inc.				2,943,075   634      373,052      9,595,882  113,229   825,580

						GROWTH PORTFOLIO		MONEY MARKET PORTFOLIO
						FOR THE				FOR THE
						NOMINEE	ABSTAIN			NOMINEE	ABSTAIN

3. To elect as Directors
 	the nominees listed below:

	Gary U. Rolle'				3,232,186	84,571		9,506,082	1,026,608
	Peter J. Sodini				3,250,511	66,250		9,321,077	1,213,615
	Jon C. Strauss				3,070,540	252,667		9,515,626	1,019,064
	Dr. James H. Garrity			3,156,470	160,290		9,362,972	1,171,719


					GROWTH PORTFOLIO			MONEY MARKET PORTFOLIO

					FOR	AGAINST	ABSTAIN			FOR 	AGAINST	ABSTAIN


4. To ratify the selection by the
Board of Directors of Ernst
& Young LLP as independent
public accountants for the
fiscal year ending
December 31, 1999. 	3,255,016   18,400   43,344   9,680,271   71,709  782,712

TVIF Final Vote.doc
08/27/99